FOURTH QUARTER AND FULL-YEAR 2018 RESULTS February 22, 2019 Fourth Quarter and Full-Year 2018

FORWARD LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations, and is used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses. We present “adjusted interest, net of AFUDC” and “adjusted other” that have been adjusted for the deferral impacts of the Four Corner’s Selective Catalytic Reduction equipment. We also present “adjusted gross margin” and “adjusted operations and maintenance” that have been adjusted to exclude costs and offsettingoperating revenues associated with renewable energy and demand side management programs. We also present “adjusted income taxes" that shows the impact of tax reform. Adjusted interest, net of AFUDC, adjusted other, adjusted gross margin, adjusted operations and maintenance, and adjusted income taxes are “non-GAAP financial measures,” as defined in accordance with SEC rules. The appendix contains a reconciliation to show the deferral impacts of the Four Corners Selective Catalytic Reduction equipment, the exclusion of costs and offsetting operating revenues associated with renewable energy and demand side management programs, and the impact of tax reform. We believe the information provided in the reconciliation provides investors with useful indicators of our results that are comparable among periods because they exclude the effects of unusual items that may occur on an irregular basis, such as the installation of the SCR equipment and tax reform impacts, and exclude the effects of programs that overstate our gross margin. 2 Fourth Quarter and Full-Year 2018

CONSOLIDATED EPS COMPARISON 2018 VS. 2017 4th Quarter Full-Year GAAP Net Income GAAP Net Income $4.54 $4.35 $0.23 $0.19 2017 2018 2017 2018 3 Fourth Quarter and Full-Year 2018

EPS VARIANCES 4TH QUARTER 2018 VS. 4TH QUARTER 2017 Gross Margin Adjusted Sales / Usage $ 0.04 Income Taxes Adjusted LFCR $ 0.02 $0.10 $0.23 Gross Transmission $ 0.00 Margin1 Rate Design/ $0.19 $(0.15) $0.17 Seasonal Rates Pension & Adjusted Federal Tax $ (0.22) OPEB Reform Other, Non- net2 Weather $ (0.12) service $0.04 Credits, Other $ (0.04) net $0.05 Other Adjusted Taxes Adjusted O&M1 $(0.02) Interest, $0.03 net of 4Q 2017 AFUDC2 4Q 2018 $(0.01) 1 Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. 2 Driver adjusted for the deferral impacts of the Four Corners Selective Catalytic Reduction (SCR) equipment. See non-GAAP reconciliation in Appendix. 4 Fourth Quarter and Full-Year 2018

EPS VARIANCES FULL YEAR 2018 VS. 2017 Adjusted Adjusted Pension & Gross Adjusted Income OPEB 3 1 1 Taxes Margin O&M Non- $0.88 $4.54 $4.35 $0.15 $(0.50) Adjusted service D&A Other Interest, Credits, $(0.33) Taxes net of net 2 $(0.19) AFUDC $0.17 $0.01 Gross Margin Rate Increase $ 0.69 Transmission $ 0.18 Sales / Usage $ 0.16 LFCR $ 0.02 Rate Design/ $0.04 Seasonal Rates Federal Tax Reform3 $ (0.96) Weather $ (0.06) Other $ 0.08 2017 2018 1 Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. 2 Driver adjusted for the deferral impacts of the Four Corners Selective Catalytic Reduction (SCR) equipment. 3 Income taxes, including the benefits of federal corporate tax cuts, offset by non-deductible costs and other items, decreased earnings by $0.08 per share. See non-GAAP reconciliation in Appendix. 5 Fourth Quarter and Full-Year 2018

ECONOMIC Arizona and Metro Phoenix remain attractive places to INDICATORS live and do business Year over Year Employment Growth Arizona is the 4th fastest-growing state in the U.S. according to U.S. Phoenix new Census data.1 5.0% 4.0% 2018 – APS partnered with Greater Phoenix 3.0% Economic Council and Arizona Commerce Authority to welcome 17 new companies to the 2.0% state, adding an estimated: 1.0% • 43 MW 0.0% • 3,800 new jobs Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 • $1.3B in capital investment Single Family & Multifamily Housing Permits • Notable corporations include Anderson Maricopa County Windows, Nikola Motors and Seattle Box Single Family Multifamily Projected Company 40,000 30,000 Arizona is now ranked No. 1 in construction growth and No. 2 20,000 in manufacturing.2 10,000 1 U.S. Census Bureau, Population Division, Release date: December 2018. 0 2 Bureau of Labor Statistics, Employment '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 18E 19E 6 Fourth Quarter and Full-Year 2018

EPS GUIDANCE AS OF FEBRUARY 22, 2019 Key Drivers 2018 - 2019 $4.75 – $4.95 + Four Corners Selective Catalytic Reduction (SCR) step-increase + Modest sales growth $4.54 + Higher transmission revenue + Lower O&M, primarily due to lower planned outage expense and cost management + Lower/flat interest expense, excluding AFUDC + Lower income tax rate, offset in revenue – Higher D&A due to plant additions – Higher Taxes Other Than Income 2018 EPS 2019 Guidance Taxes, primarily higher property taxes – Lower AFUDC See key factors and assumptions in Appendix. 7 Fourth Quarter and Full-Year 2018

APS CAPITAL Capital expenditures will support our growing customer base and a EXPENDITURES cleaner energy mix ($ in millions) $1,484 $108 Other $1,202 $1,226 $1,203 Distribution $126 $94 $147 $559 Transmission $481 $508 $462 Clean $199 Generation $116 Environmental1 $202 $169 $147 $439 $65 $269 New Gas $235 $112 Generation2 $30 $40 $71 $187 $16 $109 $116 $108 Traditional Generation 2018 2019 2020 2021 Projected • The chart does not include capital expenditures related to 4CA’s 7% interest in the Four Corners Power Plant Units 4 and 5 of $10 million in 2018. • 2019 – 2021 as disclosed in the 2018 Form 10-K. 1 Includes Selective Catalytic Reduction controls at Four Corners with in-service dates of Q2 2018 (Unit 4). 2 Ocotillo Modernization Project: Units scheduled for completion by mid-2019. 8 Fourth Quarter and Full-Year 2018

APS’s revenues come from a RATE BASE regulated retail rate base and meaningful transmission business APS Rate Base Growth Total Approved Rate Base Year-End ACC FERC Generation & Distribution Transmission Long-term Rate Base Guidance: 6-7% Average Annual Growth 17% $2.0 83% $1.5 ACC FERC $9.6 Rate Effective Date 8/19/2017 6/1/2018 1 $7.1 Test Year Ended 12/31/2015 12/31/2017 Rate Base $6.8B $1.5B Equity Layer 55.8% 53.4% Allowed ROE 10.0% 10.75% 2017 2018 2019 2020 2021 Projected 1 Adjusted to include post test-year plant in service through 12/31/2016 Rate base $ in billions, rounded 9 Fourth Quarter and Full-Year 2018

APPENDIX Fourth Quarter and Full-Year 2018

Key Factors & Assumptions as of 2019 EPS GUIDANCE February 22, 2019 2019 Adjusted gross margin1 (operating revenues, net of fuel and $2.50 – $2.56 billion purchased power expenses) • Retail customer growth about 1.5–2.5% • Weather-normalized retail electricity sales volume about 1-2% higher compared to prior year • Assumes normal weather Adjusted operating and maintenance (O&M)1 $865 – $885 million Other operating expenses (depreciation and amortization, deferrals, and taxes $850 – $870 million other than income taxes) Other income (pension and other post-retirement non-service credits, other income $35 – $45 million and other expense) Interest expense, net of allowance for borrowed and equity funds used during $195 – $205 million construction (Total AFUDC $40 million) Net income attributable to noncontrolling interests $20 million Effective tax rate 10% Average diluted common shares outstanding 113.6 million EPS Guidance $4.75 - $4.95 1 Excludes O&M of $80 million, and offsetting revenues, associated with renewable energy and demand side management programs. 11 Fourth Quarter and Full-Year 2018

FINANCIAL OUTLOOK

Key Factors & Assumptions as of February 22, 2019

Gross Margin – Customer and Sales Growth (2019-2021)

Assumption	Impact
Retail customer growth	• Expected to average about 1.5-2.5% annually • Strength in Arizona and U.S. economic conditions
Weather-normalized retail electricity sales volume growth	• About 1.5–2.5%

Gross Margin – Related to 2017 Rate Review Order

Assumption	Impact
Lost Fixed Cost Recovery (LFCR)	• Offsets 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable generation initiatives
Environmental Improvement Surcharge (EIS)	• Ability to recover up to $14 million annually of carrying costs for government-mandated environmental capital expenditures (cumulative per kWh cap rate of $0.00050)
Power Supply Adjustor (PSA)	• 100% recovery • Includes certain environmental chemical costs and third-party battery storage
Transmission Cost Adjustor (TCA)	• TCA is filed each May and automatically goes into rates effective June 1 • Transmission revenue is accrued each month as it is earned
APS Solar Communities	• Additions to flow through RES until next base rate case
Four Corners Units 4 and 5 SCRs	• 2019 step increase

Property Tax Rate Deferral: APS is allowed to defer for future recovery (or credit to customers) the Arizona property tax expense above (or below) the 2015 test year caused by changes to the applicable composite property tax rate.

Outlook Through 2021: Goal of earning more than 9.5% Return on Equity (earned Return on Equity based on average Total Shareholder's Equity for PNW consolidated, weather-normalized)

12 Fourth Quarter and Full-Year 2018

PINNACLE WEST CAPITAL CORPORATION

Tax Cuts and Jobs Act provides TAX REFORM benefits to both our customers and shareholders Customer Impacts EPS Impacts TEAM PHASE I: The ACC approved $119 million annual • The impact of the lower federal income tax rate is rate reduction reflecting the lower federal tax rate. based on our quarterly pre-tax earnings Effective for the March 2018 billing cycle • The reduction to customers’ rates through the TEAM is based on a per kWh sales credit TEAM PHASE II: Filed in August 2018, returns an additional $86.5 million in “excess” deferred taxes EPS Variances 2018 previously collected to ACC customers. Currently pending Gross Margin (Rate Refunds) ($0.96) ACC approval Lower Tax Expense Due to Reduced $0.98 FERC FORMULA: In May 2018, APS received approval Federal Tax Rate from FERC to provide for a $57 million annual rate reduction, beginning June 1, 2018 through its wholesale Adjusted Income Taxes $0.88 transmission rates Add-back: Other Items Impacting $0.10 the Effective Tax Rate Net Regulatory Liability for Excess At Dec. 31, Deferred Taxes Cash Taxes 2018 ($ in millions) • Minimal cash tax payments in 2018 due to credit Total Net Regulatory Liability for Regulated carryforwards $1,523 Excess Deferred Taxes • Due to anticipated loss of bonus depreciation cash tax payments normalize in 2019 Net Regulatory Liability for Depreciation Related Excess Deferred Taxes (to be $1,400 Rate Base Growth returned over the life of property) • Higher incremental rate base of $170 million in 2018 and Net Regulatory Liability for Non- $123 $170 million in 2019 Depreciation Related Excess Deferred Taxes 13 Fourth Quarter and Full-Year 2018

CLEAN ENERGY Plans to invest in 950 MW of INVESTMENTS new clean technology by 2025 2018 Battery Storage RFP • 141 MW located on six APS solar plant sites • Utility owned • Anticipated in-service by mid-2020 2018 Peaking Capacity RFP • 150 MW of battery storage • 20 year PPA contracts beginning June 2021 Future Investments • At least 660 MW of solar plus battery storage and stand-alone battery storage by mid-2025 • Utility owned • First 260 MW to be procured in 2019 • 60 MW on additional APS solar plant sites • 100 MW of solar plus 100 MW of battery storage 14 Fourth Quarter and Full-Year 2018

DISTRIBUTION GRID INVESTMENTS

Grid Operations and Investment Projected to be more than $1.5 billion from 2019-2021

Customer Growth
Approximately 50% of distribution capex

Line Extensions for new residential and commercial customers
Average annual spend ~ $68M

- Extend, relocate, and upgrade APS facilities in response to customer request

New Distribution Substations & Upgrades
Average annual spend ~ $38M

Construction over the next 3 years:
- 21 New Substations
- 3 Upgrades

Grid Modernization
Approximately 9% of distribution capex

Cap Bank Controllers, Substation Regulators, Voltage Management Algorithms
Average annual spend ~ $11M

- Controls regulators and capacitor banks to manage power quality such as power factor and voltage

Reclosers – Supervisory Controlled Switches, Trip Savers
Average annual spend ~ $14M

- Leveraging AMI for distribution automation
- Strategically deploying Fiber for communications backhaul

Run and Maintain
Approximately 41% of distribution capex

Overhead Lines & Wood Pole Replacements
Average annual spend ~ $8M

- Replace equipment or components due to damage, degradation or failure.
- Ensure the integrity of the structure and enhance system reliability

Underground Cable Replacements
Average annual spend ~ $22.5M

- Replace all remaining direct buried primary distribution cable
- Direct buried cable has become a major cause of power outages

15 Fourth Quarter and Full-Year 2018

PINNACLE WEST CAPITAL CORPORATION

2019 PLANNED OUTAGE Coal, Nuclear and Large Gas SCHEDULE Planned Outages Q1 Q2 Q4 Estimated Estimated Estimated Plant Unit Duration Plant Unit Duration in Plant Unit Duration in Days Days in Days Four 4 21 Palo Verde 1 30 Palo Verde 344 Corners Four West 5 21 Cholla* 1 16 462 Corners Phoenix Cholla* 1 30 Redhawk* 2 28 Redhawk* 2 29 *Outage duration spans Q1-Q2. Number of days noted per quarter. 16 Fourth Quarter and Full-Year 2018

OPERATIONS & Goal is to keep O&M per kWh flat, MAINTENANCE adjusted for planned outages ($ in millions) $933 $865 - $885 $848 $858 74 50 - 60 72 63 859 776 795 815 - 825 2016 2017 2018 2019E PNW Consolidated ex RES/DSM1 Planned Fleet Outages 1 Excludes RES/DSM of $83 million in 2016, $91 million in 2017, $104 million in 2018, and $80 million in 2019E. 17 Fourth Quarter and Full-Year 2018

BALANCE SHEET STRENGTH Credit Ratings1 Long-Term Debt Maturity Schedule • APS Senior Unsecured: A- or equivalent ratings ($ in millions) or better at S&P, Moody’s and Fitch $700 • PNW Senior Unsecured: BBB+ or equivalent ratings or better at S&P, Moody’s and Fitch $600 2018 Major Financing Activities $500 • $300 million 30-year 4.20% APS senior unsecured $450 notes issued August 2018 $400 • $150 million PNW unsecured term loan due December 2020 $300 $500 2019 Major Financing Activities $200 • Currently expect up to $950 million of term debt issuance at APS $250 $100 $- 2019 2020 1 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on APS PNW our costs of funds. 18 Fourth Quarter and Full-Year 2018

OCOTILLO MODERNIZATION PROJECT AND FOUR CORNERS SCRs • Included in the 2017 Rate Review Order1, APS has been granted Accounting Deferral Orders for two large generation-related capital investments – Ocotillo Modernization Project: Retiring two aging, steam-based, natural gas units, and replacing with 5 new, fast-ramping, combustion turbine units – Four Corners Power Plant: Installed Selective Catalytic Reduction (SCR) equipment to comply with Federal environmental standards Ocotillo Modernization Project Four Corners SCRs Unit 5 – Late 2017 In-Service Dates Units 3 – 7 – Mid-2019 Unit 4 – Spring 2018 Total Cost (APS) $500 million $400 million Estimated Cost Deferral $45 million (through 2019) $30 million (through 2018) • Cost deferral from date of commercial • Cost deferral from time of installation operation to the effective date of rates to incorporation of the SCR costs in in next rate case rates using a step increase beginning Accounting Deferral • Includes depreciation, O&M, property in 2019 taxes, and capital carrying charge2 • Includes depreciation, O&M, property taxes, and capital carrying charge2 1 The ACC’s decision is subject to appeals. 2 APS will calculate the capital carrying charge using the 5.13% embedded cost of debt established in the 2017 Rate Review Order. 19 Fourth Quarter and Full-Year 2018

FOUR CORNERS SCR STEP INCREASE

The Administrative Law Judge issued a Recommended Opinion and Order on November 27, 2018[1]

Key Components of APS's Filed Request

Financial	Cost of Capital	Bill Impact
• Consistent with prior disclosed estimates	• 7.85% Return on Rate Base[2] – Weighted Average Cost of Capital (WACC)	• Rate rider applied as a percentage of base rates for all applicable customers
• $390 million direct costs vs. $400 million[1] contemplated in APS's recent rate case	• 5.13% Return on Deferral[2] – Embedded Cost of Debt	• $67.5 million revenue requirement[2]
• $40 million in indirect costs (overhead, AFUDC)	• 5% Depreciation Rate – 20-year useful life (2038-depreciation study)	• ~2% bill impact
	• 5-year Deferral Amortization	

[1] Arizona Corporation Commission Staff recommended a $58.5 million revenue increase and the Administrative Law Judge issued a Recommended Opinion and Order consistent with Commission Staff's recommendation.
[2] Based on 2017 Rate Review Order.

20 Fourth Quarter and Full-Year 2018

PINNACLE WEST CAPITAL CORPORATION

PENSION & OTHER POST RETIREMENT BENEFITS (“OPEB”) Pension Funded Status1 ($ in millions) 95% Expense2 2018A 2019E 90% 88% Pension1 $0 $23 OPEB $(21) $(19) Contributions 2018A 2019E 2020E 2021E YE 2016 YE 2017 YE 2018 Pension $50 Up to $350 • Funded status of the pension plan finished OPEB $0 $0 $0 $0 2018 at 90%, down slightly from YE 2017. • The pension plan employs a liability driven investment strategy in order to help Expense Assumptions 2018 2019 reduce volatility in the plan’s funded status. Discount Rate: Pension 3.65% 4.34% Expected Long-Term Return 6.05% 6.25% on Plan Assets: Pension Data as of February 5, 2019 1 Excludes supplemental excess benefit retirement plan calculated on a PBO basis. 2 Excludes amounts capitalized or billed to electric generating plant joint owners. 21 Fourth Quarter and Full-Year 2018

Residential DG (MWdc) Annual Additions 151 RESIDENTIAL PV 133 133 74 1 57 APPLICATIONS 11.7 2014 2015 2016 2017 2018 2019 YTD 4,000 3718 3432 3,500 3,000 2464 2,500 2143 2110 1944 2,000 1818 1561 2033 1602 1426 1442 1434 1413 1364 1,500 1267 1291 1283 1232 1153 1001 1288 1,000 1127 770 1156 852 860 848 1001 899 914 746 759 500 629 614 538 321 0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2016 Applications 2017 Applications 2018 Applications 2019 Applications 1 Monthly data equals applications received minus cancelled applications. As of January 31, 2019, approximately 90,200 residential grid- tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 722 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. 22 Fourth Quarter and Full-Year 2018

GROSS MARGIN EFFECTS OF WEATHER VARIANCES VS. NORMAL $ in millions pretax $25 $20 $15 $10 $21 $5 $10 $9 $0 $(4) $(5) $(13) $(10) $(21) $(25) $(15) $(20) $(25) $(30) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 $(8) Million $(15) Million All periods recalculated to current 10-year rolling average (2006 – 2015) 23 Fourth Quarter and Full-Year 2018

RENEWABLE ENERGY AND DEMAND SIDE MANAGEMENT EXPENSES1 $ in millions pretax Renewable Energy Demand Side Management $40 $30 $10 $10 $12 $20 $16 $14 $9 $12 $10 $21 $15 $19 $17 $12 $12 $9 $5 $0 $2 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 $91 Million $104 Million 1 Renewable energy and demand side management expenses are offset by adjustment mechanisms. 24 Fourth Quarter and Full-Year 2018

2019 KEY DATES

ACC Key Dates / Docket #	Q1	Q2	Q3	Q4
Power Supply Adjustor (PSA) E-01345A-16-0036	Implemented: Feb 1			
Lost Fixed Cost Recovery E-01345A-16-0036	2018 LFCR approved 2019 LFCR Filed: Feb 15			
Transmission Cost Adjustor E-01345A-16-0036		To be Filed: May 15 Implementation: Jun 1		
2020 DSM/EE Implementation Plan New Docket to be Assigned		2020 To be Filed: Jun 1		
2020 RES Implementation Plan New Docket to be Assigned			To be Filed: Jul 1	
Four Corners SCR Step Increase E-01345A-16-0036	No scheduled events			
Resource Planning and Procurement E-00000V-19-0034		Workshop proposed Apr		
Tax Expense Adjustor (TEAM) E-01345A-18-0003				
Resource Comparison Proxy (RCP) New Docket to be Assigned		Year 3 To be Filed: May 1	Year 3 Implementation Expected: Sept 1	
QF/PURPA Contracts (EPR-2) E-01345A-16-0272	Procedural Conference Feb 25		APS testimony due Jul 26	Hearing begins Nov 13
Possible Modification to Commission's Energy Rules RU-00000A-18-0284	Workshops Feb 25, Mar 14, Mar 26			
Modification to Retail Competition Rules RE-00000A-18-0405			Workshop proposed Jul	
Customer Complaint – Stacey Champion E-01345A-18-0002	No scheduled events			
APS Rate Review E-01345A-19-0003	Rate Review Began	Rate Review Expected Completion: May		

25 Fourth Quarter and Full-Year 2018

PINNACLE WEST
CAPITAL CORPORATION

NON-GAAP MEASURE RECONCILIATION

$ in millions pretax, except per share amounts	Three Months Ended December 31,									
	2018[1]	RES/ DSM	Four Corners Deferral[2]	Tax Benefit of Lower Pre-Tax Income	Other	2018 Adjusted	2017[1,3]	RES/ DSM	2017 Adjusted	EPS Impact
Operating revenues	$ 756	$ (13)	$ -	$ -	$ -	$ 743	$ 760	$ (23)	$ 737	
Fuel and purchased power expenses	(232)	-	-	-	-	(232)	(204)	-	(204)	
Gross margin	524	(13)	-	-	-	511	556	(23)	533	$(0.15)
Operations and maintenance	256	(18)	-	-	-	238	271	(29)	242	$ 0.03
Allowance for equity funds used during construction	(13)	-	-	-	-	(13)	(14)	-	(14)	
Interest charges	62	-	(5)	-	-	57	57	-	57	
Allowance for borrowed funds used during construction	(6)	-	-	-	-	(6)	(7)	-	(7)	
Interest expense, net of AFUDC	43	-	(5)	-	-	38	36	-	36	$(0.01)
Other expenses (operating)	1	-	-	-	-	1	1	-	1	
Other income	(7)	-	5	-	-	(2)	(2)	-	(2)	
Other expense	6	-	-	-	-	6	9	-	9	
Renewable energy and demand side management and similar regulatory programs, net	-	5	-	-	(2)	3	-	6	6	
Other	-	5	5	-	(2)	8	8	6	14	$ 0.04
Income taxes	7	-	-	2	1	10	21	-	21	$ 0.10

[1] Line items from Consolidated Statements of Income.
[2] See Note 3, Regulatory Matters, in Form 10-K for the period ended December 31, 2018, for total Four Corners deferral impacts.
[3] No impact to 2017 Consolidated Statements of Income related to Four Corners deferral.

26 Fourth Quarter and Full-Year 2018

Numbers may not foot due to rounding.

PINNACLE WEST CAPITAL CORPORATION

NON-GAAP MEASURE RECONCILIATION

$ in millions pretax, except per share amounts	2018[1]	RES/ DSM	Four Corners Deferral[2]	Tax Benefit of Lower Pre-Tax Income	2018 Adjusted	2017[1,3]	RES/ DSM	2017 Adjusted	EPS Impact
	Twelve Months Ended December 31,								
Operating revenues	$3,691	$ (108)	$ -	$ -	$ 3,583	$3,565	$ (99)	$ 3,466	
Fuel and purchased power expenses	(1,076)	-	-	-	(1,076)	(981)	-	(981)	
Gross margin	2,615	(108)	-	-	2,507	2,584	(99)	2,485	$ 0.15
Operations and maintenance	1,037	(104)	-	-	933	949	(91)	858	$ (0.50)
Allowance for equity funds used during construction	(52)	-	-	-	(52)	(47)	-	(47)	
Interest charges	243	-	(16)	-	227	220	-	220	
Allowance for borrowed funds used during construction	(25)	-	-	-	(25)	(22)	-	(22)	
Interest expense, net of AFUDC	166	-	(16)	-	150	151	-	151	$ 0.01
Income taxes	134	-	-	25	159	258	-	258	$ 0.88

[1] Line items from Consolidated Statements of Income.
[2] See Note 3, Regulatory Matters, in Form 10-K for the period ended December 31, 2018, for total Four Corners deferral impacts.
[3] No impact to 2017 Consolidated Statements of Income related to Four Corners deferral.

27 Fourth Quarter and Full-Year 2018

Numbers may not foot due to rounding.

PINNACLE WEST CAPITAL CORPORATION

NON-GAAP MEASURE RECONCILIATION 2019 GUIDANCE 2019 Guidance $ in millions pretax Operating revenues1 $ 3,625 -$ 3,695 Fuel and purchased power expenses1 (1,045) - (1,055) Gross margin 2,580 - 2,640 Adjustments: Renewable energy and demand side management programs (80) - (80) Adjusted gross margin$ 2,500 -$ 2,560 Operations and maintenance1 $ 945 -$ 965 Adjustments: Renewable energy and demand side management programs (80) - (80) Adjusted operations and maintenance$ 865 -$ 885 1 Line items from Consolidated Statements of Income. 28 Fourth Quarter and Full-Year 2018

CONSOLIDATED STATISTICS

	3 Months Ended December 31, 2018	3 Months Ended December 31, 2017	3 Months Incr (Decr)	12 Months Ended December 31, 2018	12 Months Ended December 31, 2017	12 Months Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 355	$ 353	2	$ 1,867	$ 1,792	$ 75
Business	353	370	(17)	1,629	1,615	14
Total Retail	708	723	(15)	3,496	3,407	89
Sales for Resale (Wholesale)	28	18	10	109	80	29
Transmission for Others	14	11	3	60	46	14
Other Miscellaneous Services	5	5	-	19	21	(2)
Total Electric Operating Revenues	$ 755	$ 757	(2)	$ 3,684	$ 3,554	$ 130
ELECTRIC SALES (GWH)						
Retail						
Residential	2,504	2,552	(48)	13,190	13,207	(17)
Business	3,363	3,390	(27)	14,752	14,811	(59)
Total Retail	5,867	5,942	(75)	27,942	28,018	(76)
Sales for Resale (Wholesale)	722	597	125	2,503	2,875	(372)
Total Electric Sales	6,589	6,539	50	30,445	30,893	(448)
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	2,683	2,698	(15)	13,363	13,353	9
Business	3,408	3,375	33	14,782	14,756	26
Total Retail Sales	6,091	6,073	18	28,144	28,109	35
Retail sales (GWH) (% over prior year)	0.3%		0.3%	0.1%		0.1%
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,110,442	1,086,642	23,800	1,100,816	1,080,665	20,151
Business	135,368	134,843	525	134,634	133,961	673
Total Retail	1,245,810	1,221,485	24,325	1,235,450	1,214,626	20,824
Wholesale Customers	44	35	9	38	40	(2)
Total Customers	1,245,854	1,221,520	24,334	1,235,488	1,214,666	20,822
Total Customer Growth (% over prior year)	2.0%		2.0%	1.7%		1.7%
RETAIL USAGE - WEATHER NORMALIZED (KWh/ Average Customer)						
Residential	2,416	2,483	(67)	12,139	12,357	(218)
Business	25,179	25,029	150	109,792	110,149	(358)

29 Fourth Quarter and Full-Year 2018

Numbers may not foot due to rounding.

PINNACLE WEST CAPITAL CORPORATION

CONSOLIDATED STATISTICS 3 Months Ended December 31, 12 Months Ended December 31, 2018 2017 Incr (Decr) 2018 2017 Incr (Decr) ENERGY SOURCES (GWH) Generation Production Nuc lear 1,974 2,264 (290) 9,052 9,410 (358) Coal 2,373 1,506 867 7,817 7,140 677 Gas, Oil and Other 1,812 2,235 (423) 7,856 7,917 (61) Renewables 99 121 (22) 595 567 28 Total Generation Production 6,259 6,126 133 25,320 25,034 286 Purchased Power - Conventional 708 414 294 5,210 5,058 152 Resales 22 137 (115) 192 770 (578) Renewables 380 430 (50) 1,923 1,897 26 Total Purchased Power 1,111 981 130 7,325 7,725 (400) Total Energy Sources 7,370 7,107 263 32,645 32,759 (114) POWER PLANT PERFORMANCE Capacity Factors - Owned Nuclear 78% 90% (11)% 90% 94% (4)% Coal 64% 41% 23% 53% 49% 5% Gas, Oil and Other 26% 32% (6)% 28% 28% (0)% Solar 20% 24% (4)% 30% 28% 2% System Average 45% 44% 1% 46% 46% 0% 30 Fourth Quarter and Full-Year 2018 Numbers may not foot due to rounding.

CONSOLIDATED STATISTICS 3 Months Ended December 31, 12 Months Ended December 31, 2018 2017 Incr (Decr) 2018 2017 Incr (Decr) WEATHER INDIC ATORS - RESIDENTIAL Actual Cooling Degree-Days 3 52 (49) 1,820 1,776 44 Heating Degree-Days 366 203 163 689 642 47 Average Humidity 45% 30% 15% 31% 25% 6% 10-Year Averages (2006 - 2015) Cooling Degree-Days 53 53 - 1,780 1,780 - Heating Degree-Days 361 361 - 835 835 - Average Humidity 35% 35% - 30% 30% - 31 Fourth Quarter and Full-Year 2018 Numbers may not foot due to rounding.